EXHIBIT 99.1

Texhoma Completes Private Placements

Wednesday January 18, 3:40 pm ET

HOUSTON--(BUSINESS WIRE)--Jan. 18, 2006--Texhoma Energy, Inc. ("Texhoma") (OTCBB:TXHE - News) is pleased to announce it has accepted subscriptions for a private placement.
The Company has agreed with two investors to accept subscriptions for 4,000,000 shares at $0.10/share. The proceeds of the subscriptions were used for drilling and were otherwise added to working capital.
For further information, please contact the undersigned.

Texhoma Energy, Inc.

Frank A. Jacobs, Executive Chairman

Safe Harbor Statement: "This News Release may include forward-looking statements within the meaning of section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to corporate objectives, projections, estimates, operations, acquisition and development of various interests and certain other matters. These statements are made under the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein."

Texhoma Energy, Inc. (OTC Bulletin Board:TXHE - News)

Contact:

Texhoma Energy, Inc.
Frank A. Jacobs
Executive Chairman
(604) 765-3337
info@texhomaenergy.com
www.texhomaenergy.com